EXHIBIT 10.3

           CONSULTING/SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the 6th day of November, 1987, by and between Post, Buckley, Schuh & Jernigan, Inc., the PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye, 3710 Wicklow Circle, Tallahassee, Florida 32308 (hereinafter referred to as the "Employee").

         WHEREAS, the Corporation is engaged in the business of rendering engineering services, including consulting, planning and surveying as well as allied professional services; and

         WHEREAS, the Employee has been employed continuously by the Corporation since October 1, 1976, has served as an officer and director for many years and has been instrumental in the development, expansion and success of the business of the Corporation; and

         WHEREAS, the Corporation, through its Board of Directors, recognizes that the future services of the Employee will be of great value to the Corporation; and

         WHEREAS, the Employee is willing to continue in the employ of the Corporation on a full-time basis for the period specified in this Agreement and on the terms and conditions herein set forth; and

         WHEREAS, the Corporation and the Employee desire to replace that certain employment agreement between the Corporation and the Employee, dated May 30, 1985, as amended, with this Agreement; and

         WHEREAS, the Corporation desires to provide to the Employee the additional retirement, disability and death benefits specified in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.  Employment.

             (a) The Corporation agrees to employ the Employee and the Employee agrees to serve the Corporation, during the employment term specified in paragraph 2 hereof in an executive capacity similar to his past and present activities for the Corporation, with such additional duties as may be reasonably assigned to him from time to time by the Board of Directors of the Corporation.

             (b) During the employment term specified in paragraph 2 hereof, the Employee shall treat with strict confidentiality the business affairs of the Corporation and its subsidiaries and affiliates and shall devote his entire time and attention exclusively to the business of the Corporation. Notwithstanding the foregoing, the Employee may invest his assets in any form or manner as will not require any services on his part in the operation of the companies, corporations, partnerships or associations in which such investments are made. In addition, the Employee may serve as a director of or advisor to any company, corporation, partnership or association which is unrelated to the Corporation, provided such service is approved in advance by the Board of Directors of the Corporation. If the

Employee is elected or appointed as an officer or director of the Corporation during the employment term specified in paragraph 2 hereof, he shall serve in said capacity or capacities without additional compensation. The Employee will not be required to perform any services hereunder which will necessitate moving his residence from Tallahassee, Florida, unless he agrees, in writing, to such relocation.

         2. Employment Term. The term of employment of the Employee hereunder shall commence on the date of execution of this Agreement, and shall continue until January 1, 2001 or until terminated in accordance with this Agreement. Upon mutual written agreement of the Employee and the Corporation, the employment term specified in this paragraph 2 may be shortened or extended for additional periods on the terms, provisions and conditions set forth herein or as otherwise mutually acceptable to the Corporation and the Employee.

         3. Employment Compensation. The Corporation shall pay to the Employee during the term of employment specified in paragraph 2 hereof, as salary for his services, the amount of One Hundred Twenty Thousand Dollars ($120,000) per annum. Such employment compensation shall be payable as prescribed by the Corporation's regular payroll system but in no event less often than in equal monthly installments. The employment compensation amount specified in this paragraph 3 may be adjusted by mutual consent of the Corporation and the Employee, and any such adjustment shall operate as an automatic amendment of said employment compensation amount.

         4. Consulting. The Corporation acknowledges the valuable business asset represented by the experience and judgment of the Employee as it has evolved and continues to mature during the period of the Employee's association with the Corporation. The Corporation desires to secure the continued availability of this business acumen as a corporate asset beyond the period of employment specified in paragraph 2. Accordingly, in order to preserve this asset to the Corporation, the Employee shall remain reasonably available to serve the Corporation as a consultant or advisor for a period of five (5) years commencing on January 1, 2001. During each such year of availability, Employee agrees to serve as a consultant or advisor to the Corporation for a period of up to forty-five (45) days upon request by the Corporation and subject to the conditions specified below. The performance of advisory and consulting services to and for the corporation, as provided in this paragraph 4, shall be subject to the following conditions:

             (a) The Employee shall not be required to render consulting or advisory services during vacation periods or during periods of personal or family illness or other incapacity.

             (b) To the extent such services are not reasonably required to be performed at a particular location, they may be performed at such place or places as the Employee may designate from time to time.

             (c) The Employee shall be entitled to designate up to three one-month periods (which may or may not be consecutive) during which he shall not be required to render consulting or advisory services.

             (d) The Employee shall be entitled to at least ten (10) business days' notice prior to the commencement of any proposed consulting or advisory assignment.

             (e) The Employee shall be subject to the same confidentiality requirements as a consultant or advisor as he was during the term of his employment.

         5. Consulting Compensation. In consideration of his availability as a consultant or advisor to the Corporation during the period specified in paragraph 4, Employee shall receive the amount of Seventy-Five Thousand
Dollars ($75,000) per year (the "Consulting Retainer"). The annual Consulting Retainer shall constitute payment to Employee for his availability and up to forty-five (45) days of actual service to the Corporation as a consultant or advisor during any such year of availability. In the event the Corporation desires consulting or advisory services from Employee in addition to the aforementioned forty-five (45) days, such service and the compensation therefor shall be subject to the mutual agreement of the Corporation and the Employee. The Consulting Retainer shall be paid whether or not Employee is requested by the Corporation to provide consulting or advisory services and shall be payable in a manner consistent with the Corporation's regular payroll system but in no event less often than in equal monthly installments. The amount of the Consulting Retainer payable under this Agreement shall be increased at the end of each calendar year commencing with the year 1987 and ending with the year preceding the last year during which consulting payments are made under this Agreement by a percentage of such amount equal to the lesser of (1) three percent (3%), or (2) the increase in the national Consumer Price Index ("CPI" as published by the United States Government for such year. Adjustments shall be effective on January 1 based on the CPI for the prior year computed from December to December. For the purposes of this Agreement, the CPI referred to shall be all items shown on the U.S. city average for urban wage earners and clerical workers (including single workers), all items, groups, subgroups and special groups of items as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor. If the U.S. Department of Labor ceases to publish the above-described CPI, then such CPI as may be published by such Department most nearly approaching said discontinued CPI shall be used in making the above adjustments. If the Department discontinues any such CPI, then such CPI as may be published by another U.S. Government agency, as most nearly approximates the CPI first above referred to, shall govern, subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted CPI.

         6.  Normal Retirement Supplemental Income.

             (a) The Employee is eligible for Normal Retirement from active and daily employment with the Corporation at any time after: (1) the expiration of the initial employment term specified in paragraph 2, (2) he has completed ten (10) year's of employment with the Corporation, and (3) he has been a party to this Agreement for five (5) years from the date set forth above. The Employee's disability as defined in paragraph 8 shall not prevent the satisfaction of this condition. In such event, Employee shall be deemed to have been (i) employed throughout the initial employment term and (ii) a party to this Agreement for five (5) years, as of January 1, 1998. Upon the Employee's Normal Retirement from active and daily employment with the Corporation, the Corporation shall/pay to the Employee supplemental income in an amount determined under paragraph 10 hereof for a period of ten (10) years. Such supplemental income shall be payable in monthly installments on the first business day of each calendar month and shall commence on the first business day of the first calendar month after the month of the Employee's Normal Retirement from active and daily employment with the Corporation.

             (b) If the Employee should die or become disabled after Normal Retirement but before receiving all 120 monthly payments hereunder, the Corporation shall continue to make monthly payments to the Employee, in the case of disability, or to Employee's surviving designated beneficiary or beneficiaries, as specified in Exhibit A attached hereto. Such payments shall be in an amount equal to twice the monthly amount paid or payable as supplemental income pursuant to paragraph 10 and shall continue until the remaining monthly payments have been paid. If no beneficiaries have been designated, or if the designated beneficiaries have predeceased the Employee, or the beneficiaries cannot be found, such payments shall be made to the Employee's estate for the remaining payment periods. If the Employee's designated beneficiaries survive the Employee but thereafter die before all remaining payments have been made, the Corporation shall continue to make the remaining monthly payments to the estate of the designated beneficiary last to die. In any event, the Corporation may at any time elect to substitute payment hereunder in the form of a lump-sum amount having a present value actuarially equivalent to the total remaining supplemental income payments or paid-up annuity having a value which shall produce the remaining monthly payments under this Agreement.

         7. Deferred Retirement Supplemental Income. If the Employee, with the approval of the Board of Directors of the Corporation, continues in active and daily employment with the Corporation after he becomes eligible for Normal Retirement, the amount of supplemental income specified in paragraph 10 hereof shall be increased by the amounts set forth on Exhibit B for each full year that receipt of such supplemental income is deferred and shall be paid commencing on the latter of the first business day of the first calendar month after the month in which the Employee actually retired from active and daily employment by the

Corporation. Supplemental income under this paragraph 7 shall be paid in the same manner as specified in paragraph 6 hereof during the Employee's lifetime and after his death.

         8. Effect of Disability. The Employee's employment with the Corporation shall be terminated if the Employee is prevented from performing his duties for a continuous period of three (3) months by reason of any illness, incapacity or disability which may be medically determined in a manner to the reasonable satisfaction of the Board of Directors of the Corporation. Any such disability shall automatically defer any supplemental income payments under this Agreement until the Employee's sixty-fifth (65th) birthday unless Employee and the Corporation shall mutually agree otherwise.

         9. Death Benefits Prior to Retirement. If the Employee should die while employed by the Corporation but prior to becoming entitled to supplemental income under paragraph 6 or 7 hereof, the Corporation shall pay a death benefit equal to twice the amount of supplemental income specified in paragraph 10 hereof. Such death benefit shall be paid every year for ten (10) years, under the same terms and conditions as specified in paragraph 6 hereof. Notwithstanding any other provision of this Agreement, no benefits shall be payable under this Agreement if the Employee's death results from suicide, whether or not the Employee was sane or insane, within two (2) years after the Employee became a party to this Agreement.

         10. Amount of Supplemental Income. The amount of supplemental income payable under this Agreement as of the date hereof shall be Seventy-Five Thousand Dollars ($75,000) per year. The amount of supplemental income payable under this Agreement shall be increased at the end of each calendar year commencing with the year 1987 and ending with the year preceding the last year during which supplemental income payments are made under this Agreement by a percentage of such amount equal to the lesser of (1) three percent (3%), or (2) the increase in the CPI as published by the United States Government for such year. Adjustments shall be made in the manner described in paragraph 5.

         11. Termination of Employment.

             (a) If, at any time (except in the event of a Change in Control as described below) (1) the Employee wishes to terminate his employment with the Corporation, or (2) the Corporation wishes to terminate the Employee's employment with the Corporation because of a determination by the Board of Directors of the Corporation that the Employee has failed to perform his duties in a reasonably satisfactory manner, then such party may so terminate the Employee's employment with the Corporation by giving the other party six (6) months' prior written notice of such termination. In the case of the Employee's failure to perform his employment duties in a manner reasonably satisfactory to the Board of Directors of the Corporation, the date of termination of the Employee's employment with the Corporation may be determined at the discretion of the

Corporation. Upon the Employee's termination of employment for cause by the Corporation under this paragraph 11, the Employee shall forfeit all rights to receive the Consulting Retainer payments and supplemental income hereunder unless, as to supplemental income only, at the time of such termination he has satisfied the requirements of paragraph 6 hereof and has not forfeited his rights hereunder pursuant to paragraphs 14 or 15 hereof.

             (b) The Employee's employment with the Corporation shall not be deemed to have been terminated because of the Employee's absence from active and daily employment by reason of a bona fide temporary illness or disability (not exceeding a period of ninety [90] days), authorized vacation, temporary leave of absence granted by the Corporation for reasons of professional advancement, education, health or government service, or military leave for any period required to be treated as a leave of absence by virtue of any valid law or agreement.

             (c) Notwithstanding the foregoing, in the event of (i) a Change of Control (as defined below) of the PBSJ Corporation or of Post, Buckley, Schuh & Jernigan, Inc. ("PBSJ Inc.") and (ii) the termination of the Employee's employment by the Corporation or any successor thereto for any reason other than for Cause (as defined below), or the voluntary termination by the Employee of his employment hereunder for Good Reason (as defined below) at any time at least six months after the effective date of the Change in Control, all of the terms and conditions of this Agreement shall remain in full force and effect, and shall be binding upon the Corporation, except that the Employee shall be deemed to have satisfied each of the conditions to eligibility for Normal Retirement set forth in paragraph 6(a) immediately prior to the effectiveness of any such Change in Control. In the event of a termination for Cause under this paragraph 11(c), the Corporation shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee from and after the date of said termination, other than payments or benefits accrued for him (including deferred retirement benefits) prior to the date of said termination.

             For purposes of this paragraph 11(c), a "Change in Control" shall be deemed to have taken place if:

                  (i) any person (as such term is used in Section 13[d] and 14[d] of the Securities Exchange Act of 1934, as amended, but excluding the Corporation, any of its subsidiaries, The PBSJ Corporation Profit Sharing Trust and the PBSJ Corporation Employee Stock Ownership Plan and Trust), should acquire direct or indirect ownership of 80% or more of the voting power of the then outstanding securities of the PBSJ Corporation or PBSJ Inc. by any means whatsoever; or

                  (ii) the shareholders of the PBSJ Corporation or PBSJ Inc. should approve any one of the following transactions:

                           (x) the sale, lease, exchange or other transfer (in
                  one transaction or a series of related transactions) of all, or substantially all, the assets of the PBSJ Corporation or PBSJ Inc.; or

                           (y) any consolidation or merger of the PBSJ
                  Corporation or PBSJ Inc. in which the PBSJ Corporation or PBSJ Inc., as the case may be, is not the surviving corporation, other than a merger of the PBSJ Corporation or PBSJ Inc. in which the holders of the common stock of the PBSJ Corporation or PBSJ Inc. immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger.

             For purposes of this paragraph 11 (c), Cause shall mean (i) fraud or misappropriation of corporate funds; or (ii) conviction of a felony involving moral turpitude and such conviction is no longer subject to direct appeal.

             For purposes of this paragraph 11, "Good Reason" shall be deemed to exist under any of the following circumstances:

                  (i) the Employee has been assigned any duties inconsistent with his position, duties, responsibilities and status with the Corporation immediately prior to the effective date of the Change in Control (the "Effective Date"), or has been assigned reporting responsibilities, titles or offices of a lesser scope than those in effect immediately prior to the Effective Date, or he has been removed from, or not re-elected to, any of such positions, except in connection with the termination of his employment for Cause;

                  (ii) the Corporation has reduced the Employee's base salary as in effect immediately prior to the Effective Date or has failed to give him annual salary increases consistent with performance review ratings as compared with other employees of the same or similar rank;

                  (iii) the Corporation has required the Employee to be based at any office or location other than that at which the Employee is based at the Effective Date, except for travel reasonably required in the performance of the Employee's responsibilities;

                  (iv) the Corporation has failed to comply with any provision of this Agreement.

         12. Prior Agreements. This Agreement supercedes and terminates in all respects that certain employment agreement executed by and between the Corporation and the Employee dated May 30, 1985, as amended.

         13. Working Facilities and Expenses. During the employment term specified in paragraph 2 hereof, the Employee shall be furnished with an office, stenographic and administrative help, and such other facilities, services and assistance which shall be suitable to his position and adequate for the performance of his duties. In addition, during the employment term or any period of consulting or advisory service, the Corporation shall reimburse the Employee for all reasonable expenses incurred by him for entertainment, travel, promotion and similar items in connection with the performance of his duties as undertaken, assigned or required.

         14. Reasons for Forfeiture. The Corporation shall stop payments to the Employee hereunder if the Employee is involved in fraud, or if the Corporation determines that the Employee has been grossly negligent or has been engaged in willful misconduct in the course of his employment. Nothing contained in this Agreement shall in any way be construed to limit or otherwise waive the legal or equitable rights or remedies of the Corporation to recoup monies paid hereunder to the Employee if the Corporation determines that it is entitled to such recoupment.

         15. Competition and Confidentiality. If, following retirement pursuant to paragraph 6 or 7, and through the period until all payments have been made under this Agreement, the Employee competes with the Corporation, reveals to any third party any trade secrets or financial or other confidential information concerning the Corporation, does not perform required services pursuant to paragraph 4 hereof, or is convicted of a felony, any supplemental income thereafter payable hereunder shall be forfeited. As used in this Agreement, "compete" shall mean entering into, performing or engaging, directly or indirectly, in the rendering of engineering services or allied professional services similar to those provided by the Corporation, including but not limited to consulting, planning and surveying, either as an individual for his own account, or as a partner or joint venturer, or as an employee or agent for any person or as an officer, director, or shareholder of any business entity or otherwise, within the State of Florida, or any state in which the Corporation has an office or offices.

         Employee acknowledges that his services under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, and that a breach by Employee of this paragraph 15 could cause the Corporation irreparable injury and damage and would therefore cause a breach of this Agreement.

         16. Insurance Benefits. As additional compensation to the Employee for services performed, after the Employee's retirement from active and daily employment with the Corporation, the Corporation shall continue to pay for and provide to the Employee and his wife major medical and hospitalization insurance benefits of equal coverage and substantially similar to those major medical and hospitalization insurance benefits paid for and provided to senior executives of the Corporation, provided, however, that such insurance shall not provide coverage or benefits substantially less valuable or protective than those now in effect for the Employee. said insurance benefits shall be paid for and provided to the Employee and his wife for so long as either of them shall live. Notwithstanding the fact that said period of coverage extends beyond the period specified in paragraphs 4, 6 and 7 of this Agreement, the Corporation and the Employee hereby agree that said lifetime insurance coverage is in the nature of supplemental income to the Employee, without any further or additional services from the Employee to the Corporation. The payment for and furnishing to the Employee of said lifetime insurance benefits by the Corporation is subject to and conditioned upon the Employee's compliance with the terms and conditions of this Agreement.

         17. Assignment. Neither the Employee nor any designated beneficiary, nor any other payee under this Agreement, shall have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of the supplemental income payable hereunder, nor shall any supplemental income payable be subject to seizure for the payment of any debts or judgments of the Employee or any payee or be transferable by the Employee or any payee by operation of law in the event of such person's bankruptcy, insolvency or otherwise.

         18. Participation in Other Employee Benefit Plans. Any retirement or disability compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees. Nothing contained herein shall in any manner modify, impair or affect the existing or future right or interest of the Employee to receive any employee benefits to which he would otherwise be entitled, or as a participant in any future incentive profit-sharing or bonus plan, stock option plan or pension plan of the Corporation, applicable generally to salaried employees. The rights and interests of the Employee to any employee benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect unimpaired, and the Employee shall have the right at any time hereafter to become a participant or beneficiary under or pursuant to any and all such plans.

         19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration conducted by and in accordance with the rules then in existence of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         20. Life Insurance and Funding.

             (a) The Corporation, in its sole discretion, may apply for and procure as owner and for its own benefit insurance on the life of the Employee in such amounts and in such forms as the Corporation may choose. The Employee shall have no interest whatsoever in any such policy or policies, but, at the request of the Corporation, shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Corporation has applied for insurance.

             (b) The supplemental income provided herein shall constitute an unfunded promise of the Corporation, and the benefits and rights of the Employee or his beneficiary or estate to supplemental income under this Agreement shall be solely those of an unsecured creditor of the Corporation. Any insurance policy or other assets acquired or held by the Corporation in connection with the liabilities assumed by it pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of the Employee of his estate or a beneficiary thereof or to be security for the performance of the obligations of the Corporation but shall be and remain a general, unpledged and unrestricted asset of the Corporation.

         21. Professional Liability Coverage. The Corporation shall provide coverage to and for the Employee, as a named insured, under any Architects/Engineers Professional Liability Insurance policy maintained by the Corporation. Said coverage provided to the Employee shall be coextensive with coverage to the Corporation both as to amount and description of services covered. The term and length of coverage under said policy shall extend to liability as a result of services performed by the Employee pursuant to this Agreement.

         22. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Florida (without regard to the conflicts of laws thereof). All lawsuits and other proceedings related to this Agreement or the transactions herein described shall be commenced and held in Dade County, Florida and the Employee waives all rights to object to the laying of venue in such jurisdiction. In the event of any litigation or arbitration arising by virtue of this Agreement, the prevailing party shall be entitled to an award of all court costs, litigation and arbitration expenses and attorneys' fees at both trial and appellate levels.

         23. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes, if delivered personally to the party or to an officer of the party to whom the same is directed, or, whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, properly addressed to the addressee's last known address.

         24. Claims Procedure. In the event Employee (or Beneficiary) does not receive a distribution of benefits to which he or she believes he or she is entitled, he or she may present a claim to the Board of Directors of the Corporation. The claim for benefits must be in writing and addressed to the Corporation. If the claim for benefits is denied, the Corporation shall notify the Employee (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Employee (or Beneficiary) to perfect his or her claim, and the steps which the Employee (or Beneficiary) must take to have the claim for benefits reviewed.

         If a claim for benefits has been denied, Employee (or Beneficiary) may file a written request for a review of his or her claim by the Board of Directors. The decision of the Board of Directors shall be made within sixty (60) days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Board of Directors' decision. If there are special circumstances (such as the need for a hearing) which require an extension of time for completing the review, the Board of Directors' decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for a review.

         25. Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

         26. No Oral Modification. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any breach or condition of this Agreement or of any other subsequent breach or condition, whether of like or different nature.

         27. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Corporation, its representatives, successors and assigns, and to the Employee, heirs and personal representatives and his designated beneficiaries. The Corporation and the Employee agree to execute any instruments and to perform any acts which are or may become necessary to effectuate this Agreement and to fulfill its terms.

         28. Paragraph Captions. Paragraph and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         IN WITNESS WHEREOF, the respective Corporation has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand and seal as of the date first above written.

                                           POST, BUCKLEY, SCHUH &
                                               JERNIGAN, INC.

ATTEST:

By /S/ WILLIAM H. BOURNE                   By /S/ JAMES T. GLAN
  ----------------------------------         ----------------------------------
     Asst Secretary                        Its President


                                           THE PBSJ CORPORATION
ATTEST:

By /S/ WILLIAM H. BOURNE                   By /S/ JAMES T. GLAN
  ----------------------------------         -----------------------------------
     Asst Secretary                        Its President


WITNESS:                                   EMPLOYEE:

 /S/ WILLIAM H. BOURNE                      /S/ H. MICHAEL DYE
------------------------------------       -------------------------------------

 /S/ [ILLEGIBLE]
------------------------------------

                                    EXHIBIT A

In the event of my death, I hereby designate Carolyn A. Dye (name), wife (relation) to receive the deferred compensation payments provided for in the foregoing Agreement. In the event that said beneficiary does not survive me, the payments shall be made to my estate (name), _______________________ (relation). In the event neither beneficiary designated above shall survive me or if neither beneficiary designated above can be located, all benefits to which I may from time to time be entitled shall be payable to my estate.

                                            EMPLOYEE

                                             /S/ H. MICHAEL DYE
                                            ------------------------------------

 /S/ WILLLIAM H. BOURNE
-----------------------
Witness


 /S/ [ILLEGIBLE]
-----------------------
Witness

                                    EXHIBIT B

Supplemental Income shall be increased by five percent (5%) for each full year that receipt of such Supplemental Income is deferred.

STATE OF FLORIDA  :
                  : ss
COUNTY OF DADE    :

Before me personally appeared H. Michael Dye, who being duly sworn says that there is no instrument in his name and for his benefit entitled Amendment to Consulting/Supplemental Retirement/Death Benefits Agreement and that the instrument entitled Second Amendment to Consulting/Supplemental Retirement/Death Benefits Agreement dated October 10, 1989 is, in fact, a first amendment to said Consulting/ Supplemental Retirement/Death Benefits Agreement dated November 6, 1987; that he makes this affidavit for the purpose of clarifying any later confusion concerning the lack of a first amendment to said Agreement.

Dated this 21st day of August, 1991.

                                  /S/ H. MICHAEL DYE
                                 -----------------------------------------------
                                 H. Michael Dye

Sworn to and subscribed before me, a Notary Public at Large in and for the State of Florida, this 21st day of August, 1991.

                                  /S/ ELIZABETH A. RUFO
                                 -----------------------------------------------
My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP JULY 29, 1994
BONDED THRU GENERAL INS. UND.

                               Second Amendment to

           Consulting/Supplemental Retirement/Death Benefits Agreement

                  This Second Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement (hereinafter referred to as the "Agreement"), dated as of November 6, 1987, as amended, by and between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye (hereinafter referred to as the "Employee"), is dated as of the 10th day of October, 1989.

                  WHEREAS, the Employee has consented, as evidenced hereby, to a change of residence in order to better serve the Corporation; and

                  WHEREAS, the Employee has assumed additional responsibilities for the Corporation; and

                  WHEREAS, the parties hereto desire to amend the Agreement, as amended, to modify the physical location from which Employee's services shall be performed and to reflect the assumption of additional responsibilities; and

                  WHEREAS, the parties hereto desire to further amend the Agreement to more accurately reflect the understanding of the parties with respect to the manner of payment of certain benefits payable to Employee under the Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Second Amendment and the Agreement, as amended, and intending to be legally bound, the parties hereto agree as follows:

         1. Employment. The final sentence of paragraph l(b) of the Agreement, as amended, is hereby deleted in its entirety and the following substituted therefor:

            "The Employee will not be required to perform any services hereunder which will necessitate moving his residence from Miami, Florida, unless he agrees, in writing, to such relocation."

         2. Consulting. The reference to "ten (10) years" in the third sentence of paragraph 4 of the Agreement, as mended, is hereby deleted, and the phrase "seven (7) years" is hereby substituted therefor.

         3. Consulting Compensation. The reference to "Twenty Thousand Dollars ($20,000.00)" in the first sentence of paragraph 5 of the Agreement, as amended, is hereby deleted, and "Sixty-Five Thousand Dollars ($65,000.00)" is hereby substituted in lieu thereof.

         4. Retirement Supplemental Income. Paragraphs 6, 7 and 9 of the Agreement, as amended, are hereby deleted in their entirety, and the following substituted therefor:

         6. Retirement Supplemental Income.

            (a) The Employee is eligible for Normal Retirement from active and daily employment with the Corporation at any time after: (1) the expiration of the initial employment term specified in paragraph 2 which ends on January 1, 1998, (2) he has completed ten (10) years of employment with the Corporation, and (3) he has, been a party to this Agreement for five (5) years from the date set forth above. The Employee's disability as defined in paragraph 8 shall not prevent the satisfaction of this condition. In such event, Employee shall be deemed to have satisfied the foregoing condition as of January 1, 1998.

            (b) Commencing January 1, 2005, provided the Employee shall have satisfied the eligibility requirements for Normal Retirement, the Corporation shall pay to the Employee Supplemental Income in an amount determined under paragraph 10 hereof for a period of eight (8) years. If the Employee, with the approval of the Board of Directors of the Corporation, continues in active and daily employment with the Corporation after January 1, [1998], the amount of Supplemental Income specified in paragraph 10 hereof all be increased by the amounts set forth in Exhibit B for each full year after such date. Such Supplemental Income shall be payable in monthly installments on the first business day of each calendar month.

         7. Continuation of Payment in Event of Death or Disability.

                 If the Employee should die or become disabled, and in either case not have received 180 monthly payments hereunder, the Corporation shall make, or shall continue to make such monthly payments to the Employee in the case of disability, or to Employee's surviving designated beneficiary or beneficiaries, as specified in Exhibit A attached hereto, subject, however, in the case of disability to paragraph 8 hereof. Such payments shall be in an amount equal to the monthly amount paid or payable as supplemental income pursuant to paragraph 10 (computed as of the date of death or disability and only adjusted for CPI or otherwise after such date) and shall continue until the remaining monthly payments have been paid. If no beneficiaries have been designated, or if the designated beneficiaries have pre-deceased the Employee, or if the beneficiaries cannot be found, such payments shall be made to the Employee's estate for the remaining payment periods. If the Employee's designated beneficiaries survive the Employee but thereafter due before all remaining payments have been made, the Corporation shall continue to make the remaining monthly payments to the estate of the designated beneficiary last to die. In any event, the Corporation may at any time elect to substitute payment hereunder in the form of a lump-sum amount having a present value actuarially equivalent to the total remaining supplemental income payments or a paid-up annuity having a value which shall produce the remaining monthly payments under this Agreement.

         9.       Maximum Payment.

                  In no event shall the aggregate number of payments for both Consulting and Supplemental Income combined exceed 180 payments nor shall such payments be for a period greater than fifteen (15) years. Subject to satisfaction of applicable eligibility requirements or conditions, consulting compensation and supplemental income payments may run concurrently unless the Corporation and the Employee shall otherwise agree.

         5. Amount of Supplemental Income. The reference to "Twenty Thousand Dollars ($20,000.00)" in the first sentence of paragraph 10 of the Agreement, as amended, is hereby deleted, and "Sixty-Five Thousand Dollars ($65,000.00)" is hereby substituted in lieu thereof.

         6. Competition and Confidentiality. The phrase "pursuant to paragraph 6 or 7' in the first sentence of paragraph 15 of the Agreement, as amended, is hereby deleted in its entirety and the phrase "from active and daily employment" substituted therefor.

         7. Miscellaneous.

            (a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (b) This Second Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (d) This Second Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement between the Corporation and H. Michael Dye, as of the date and year first written above.

Attest:                                    POST, BUCKLEY, SCHUH & JERNIGAN, INC.

By: /S/ RICHARD M. GRUBEL
   -----------------------------------
   Richard M. Grubel
   Assistant Secretary

By: /S/ CATHRINE M. SCOTT                  By /S/ WILLIAM W. RANDOLPH
   -----------------------------------       -----------------------------------
                                              Its Chairman of the Board


Attest:                                    THE PBSJ CORPORATION

By: /S/ RICHARD M. GRUBEL
   -----------------------------------
   Richard M. Grubel, Asst. Secty.

By: /S/ CATHRINE M. SCOTT                  By /S/ JAMES T. GLAN
   -----------------------------------       -----------------------------------
                                              Its: President


Witness:                                   EMPLOYEE

 /S/ CATHRINE M. SCOTT                      /S/ H. MICHAEL DYE
---------------------------------------    -------------------------------------
                                           H. MICHAEL DYE

                               Third Amendment to
           Consulting/Supplemental Retirement/Death Benefits Agreement

         THIS THIRD AMENDMENT to the CONSULTING/SUPPLEMENTAL RETIREMENT/ DEATH BENEFITS AGREEMENT dated November 6, 1987 and thereafter amended by a SECOND AMENDMENT dated October 10, 1989 (together hereinafter referred to as the "Agreement"), by and between Post, Buckley, Schuh & Jernigan, Inc. and The PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye, a resident of the State of Florida (hereinafter referred to as the Employee") is dated as of March 1, 1993.

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the aforesaid Second Amendment contained errors; and

         WHEREAS, the parties desire to correct said errors to avoid further confusion in interpreting the Agreement;

         NOW THEREFORE, in exchange for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree and acknowledge the following:

         1. The parties to this Agreement agree that the above recitals are true and correct and are incorporated herein by reference.

         2. Consulting. The reference to "five (5) years" in the third sentence of paragraph 4 of the Agreement, as amended, is hereby deleted, and the phrase "seven (7) years" is hereby substituted therefor.

         3. Continuation of Payment in Event of Death or Disability. The reference to "120 monthly payments" in the first sentence of paragraph 7 of the Agreement, as amended, is hereby deleted, and the phrase "180 monthly payments" is hereby substituted therefor.

         4. Maximum Payment. With respect to paragraph 9 of the Agreement, as amended: (i) the reference to "120 payments" in the first sentence is hereby deleted, and the phrase "180 payments" is hereby substituted therefor; (ii) the reference to "ten (10) years" in the first sentence is hereby deleted, and the phrase "fifteen (15) years" is hereby substituted therefor; and (iii) the second (the final) sentence is hereby deleted in its entirety.

         5. Miscellaneous.

         (a) Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification or waiver of any provision thereof.

         (b) This Third Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

         (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

         (d) This Third Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Supplemental Retirement Agreement between the Corporation and
H. Michael Dye as of the date and year first written above.

ATTEST:                                    POST, BUCKLEY, SCHUH & JERNIGAN, INC.

By: /S/ RICHARD M. GRUBEL                  By /S/ WILLIAM W. RANDOLPH
   -----------------------------------       -----------------------------------
        Secretary                             Its Chairman / CEO


ATTEST:                                    THE PBSJ CORPORATION

By /S/ RICHARD M. GRUBEL                   By /S/ WILLIAM W. RANDOLPH
  ------------------------------------       -----------------------------------
   Asst. Secretary                            Its President



WITNESS:                                   EMPLOYEE:

 /S/ RICHARD A. WIREKETT                    /S/ H. MICHAEL DYE
--------------------------------------     -------------------------------------

                               Fourth Amendment to

           Consulting/Supplemental/Retirement/Death Benefits Agreement

         This Fourth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement (hereinafter referred to as the "Agreement"), dated as of November 6, 1987, as amended, by and between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye (hereinafter referred to as the "Employee"), is dated as of the 6th day of February, 1995.

         WHEREAS, the parties hereto desire to further amend the Agreement to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Fourth Amendment and the Agreement, as amended, and intending to be legally bound, the parties hereto agree as follows:

         1. Employment Terms. The reference to "January 1, 1998" in the first sentence of Paragraph 2 of the Agreement, as amended, is hereby deleted, and the date "January 1, 2001 " is hereby substituted therefor.

         2. Consulting. Paragraph 4 of the Agreement, as amended, is changed to replace "seven (7) years" with "five (5) years"; to delete the balance of the sentence after "commencing on..." and replace with "January 1. 2001".

         3. Consulting Compensation. The reference to "Sixty-Five Thousand Dollars ($65,000.00)" in the first sentence of Paragraph 5 of the Agreement, as amended, is hereby deleted, and "Seventy-Five Thousand Dollars ($75,000.00)" is hereby substituted in lieu thereof.

         4. Retirement Supplemental Income. Paragraph 6 of the Agreement, as amended, is hereby deleted in its entirety, and the following substituted therefor:

            6. Retirement Supplemental Income.

               (a) The Employee is eligible for Normal Retirement upon termination of active and daily employment with the Corporation. The Employee's disability as defined in Paragraph 8 shall not prevent the satisfaction of this condition.

               (b) Commencing immediately upon completion of the five (5) year consulting period described in Paragraph 4, the Corporation shall pay to the Employee Supplemental Income in an amount determined under Paragraph 10 for a period of ten (10) years. Such Supplemental Income shall be payable in monthly installments on the first business day of each calendar month.

         5. Amount of Supplemental Income. The reference to "Sixty-Five Thousand Dollars ($65,000.00)" in the first sentence of Paragraph 10 of the Agreement, as amended, is hereby deleted, and "Seventy-Five Thousand Dollars ($75,000.00)" is hereby substituted in lieu thereof.

         6. Miscellaneous.

            (a) The parties acknowledge that there is no "First Amendment" to the Agreement and that as of this date the entire Agreement consists of the Agreement dated November 6, 1987, the Second Amendment dated October 10, 1989, the Third Amendment dated March 1, 1993, and this Fourth Amendment.

            (b) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (c) This Fourth Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (d) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (e) This Fourth Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement between the Corporation and H. Michael Dye, as of the date and year first written above.

Attest:                                    POST, BUCKLEY, SCHUH & JERNIGAN, INC.

By: /S/ [ILLEGIBLE]                        By: /S/ WILLIAM W. RANDOLPH
   ---------------------------                ----------------------------------
                                                   Its:  Chairman


Attest:                                    THE PBSJ CORPORATION

By: /S/ JAMES T. GLAN                       /S/ PHILIP E. SEANY
   ---------------------------             -------------------------------------
                                                   Its:  Chairman


Witness:                                   EMPLOYEE

 /S/ [ILLEGIBLE]                            /S/ H. MICHAEL DYE
---------------------------------------    -------------------------------------
                                           H. MICHAEL DYE

                               Fifth Amendment to

           Consulting/Supplemental Retirement/Death Benefits Agreement

         This Fifth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement (hereinafter referred to as the "Agreement"), dated as of November 6, 1987, as amended, by and between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye (hereinafter referred to as the "Employee"), is dated as of the 19th day of May, 1998.

         WHEREAS, the parties hereto desire to further amend the Agreement to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Fifth Amendment and the Agreement, as amended, and intending to be legally bound, the parties hereto agree as follows:

         1. Consulting Compensation. In addition to the consulting compensation amounts included in the original Consulting/Supplemental Retirement/Death Benefits Agreement dated November 6, 1987 and all amendments preceding this amendment, the Corporation agrees to pay an additional consulting retainer of twenty-five thousand dollars ($25,000) per year to the employee for the five (5) year consulting period of time specified in the original agreement and amendments. The amount of the consulting retainer payable under this amendment shall be increased at the end of each calendar year commencing with the year 1998 and ending with the year preceding the last year during which consulting payments are made under this amendment by a percentage of such amount equal to the lesser of (1) three percent (3%), or (2) the increase in the national Consumer Price Index ("CPI") as published by the United States Government for such year. Adjustments shall be effective on January 1 based on the CPI for the prior year computed from December to December. For the purposes of this amendment, the CPI referred to shall be all items shown on the U.S. city average for urban wage earners and clerical workers (including single workers), all items, groups, subgroups and special groups of items as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor. If the U.S. Department of Labor ceases to publish the above described CPI, then such CPI as may be published by such Department most nearly approaching said discontinued CPI shall be used in making the above adjustments. If the Department discontinues any such CPI, then such CPI as may be published by another U.S. Government agency, as most nearly approximates the CPI first above referred to, shall govern, subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted CPI.

         2. Miscellaneous.

            (a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (b) This Fifth Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (d) This Fifth Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement between the Corporation and H. Michael Dye, as of the date and year first written above.

Attest:                             POST, BUCKLEY, SCHUH & JERNIGAN, INC.


By: /S/ BECKY S. SCHAFFER           By: /S/ JOHN B. ZUMWALT
   ----------------------------        -----------------------------------------
    BECKY S. SCHAFFER                  Its: Executive Vice President
    ASSISTANT SECRETARY


Attest:                             THE PBSJ CORPORATION

By: /S/ BECKY S. SCHAFFER           By: /S/ WILLIAM W. RANDOLPH
   ----------------------------        -----------------------------------------
    BECKY S. SCHAFFER                  Its: Chairman
    ASSISTANT SECRETARY

Witness:                            EMPLOYEE

 /S/ JOHN B. ZUMWALT                 /S/ H. MICHAEL DYE
-------------------------------     --------------------------------------------
                                    H. MICHAEL DYE

                               Sixth Amendment to

           Consulting/Supplemental Retirement/Death Benefits Agreement

         This Sixth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement (hereinafter referred to as the "Agreement"), dated as of November 6, 1987, as amended, by and between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation, Florida corporations with principal offices in Miami, Florida (together hereinafter referred to as the "Corporation"), and H. Michael Dye (hereinafter referred to as the "Employee"), is dated as of the 22nd day of November, 1999.

         WHEREAS, the parties hereto desire to further amend the Agreement to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Sixth Amendment and the Agreement, as amended, and intending to be legally bound, the parties hereto agree as follows:

         1. Expenses During Employment and Retirement Term

            The Corporation shall reimburse the Employee for all reasonable expenses incurred by him during the Five-Year Consulting and Ten-Year Retirement Terms.

            Reasonable expenses shall include, but are not limited to, those items currently provided to the Employee in accordance with policies of the
Corporation:

            (a) Cellular Telephone (one).

            (b) State-of-the-Art Computer (new unit every three years).

            (c) Internet Access Charges.

            (d) Professional/Financial Newspapers and Magazines.

            (e) Airline Club Membership (one).

            (f) Inclusion as American Airlines Platinum Tier member (or equivalent at another airline).

            (g) Budget Rental Car Optimum level (or equivalent at another company).

            (h) Annual Tax Return Preparation.

            (i) Annual Physical Exam.

            (j) Use of Breckenridge Condominium for two weeks per year, including one week during ski season.

            Throughout the 15-year term of the Employee's Agreement, as amended, and at the sole option of the Employee, he may substitute expenses listed under items 5(k), (l) and (m) enumerated below in lieu of direct cash renumeration.

            (k) Automobile lease, including insurance, tag, maintenance and repairs.

            (l) Air fare; business (or first class where business is not available).

            (m) Country Club Membership.

         2. Miscellaneous.

            (a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (b) This Sixth Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (d) This Sixth Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to the Consulting/Supplemental Retirement/Death Benefits Agreement between the Corporation and H. Michael Dye, as of the date and year first written above.

Attest:                             POST, BUCKLEY, SCHUH & JERNIGAN, INC.


By: /S/ JOHN B. ZUMWALT             By: /S/ RICHARD A. WICKETT
   -----------------------------       -----------------------------------------
                                        Its:  Senior Executive Vice President



Attest:                             THE PBSJ CORPORATION

By: /S/ RICHARD A. WICKETT           /S/ WILLIAM W. RANDOLPH
   -----------------------------    --------------------------------------------
                                        Its:  Chairman


Witness:                            EMPLOYEE

 /S/ JOHN B. ZUMWALT                 /S/ H. MICHAEL DYE
-------------------------------     --------------------------------------------
                                    H. MICHAEL DYE